UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102

Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 29, 2016, Corvus Pharmaceuticals, Inc.’s (“Corvus” or the “Company”) amended and restated certificate of incorporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware and its amended and restated bylaws (the “Bylaws”) became effective in connection with the closing of the initial public offering of shares of the Company’s common stock. As described in the Registration Statement on Form S-1 (File No. 333-208850), as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these documents to be effective immediately prior to the consummation of the Company’s initial public offering.

As amended and restated, the Certificate of Incorporation and the Bylaws contain provisions that, among other things:

•                  authorize 290,000,000 shares of common stock;

•                  delete all references to the various series of preferred stock that were previously authorized and instead create 10,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•                  do not provide for cumulative voting in the election of directors, which means that stockholders holding a majority of the shares of common stock outstanding will be able to elect all directors;

•                  require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•                  allow the board of directors to alter the bylaws without obtaining stockholder approval;

•                  eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•                  require the approval of at least 66 2/3% of the shares entitled to vote to remove a director for cause and prohibit the removal of a director without cause;

•                  require the approval of at least 66 2/3% of the shares entitled to vote to adopt, amend or repeal the bylaws or repeal the provisions of the Certificate of Incorporation regarding the election and removal of directors;

•                  designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, any derivative action or proceedings brought on behalf of the Company, any action asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, or any action asserting a claim against the Company that is governed by the internal affairs doctrine; and

•                  establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto, and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01              Other Events.

On March 29, 2016, the Company completed its initial public offering of 4,700,000 shares of its common stock at a price to the public of $15.00 per share, which does not include the exercise by the underwriters of their option to purchase an additional 705,000 shares of the Company’s common stock.

Item 9.01             Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: March 29, 2016	By:	/s/ LEIV LEA
Leiv Lea
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Corvus Pharmaceuticals, Inc.
3.2	Amended and Restated Bylaws of Corvus Pharmaceuticals, Inc.